Exhibit 99.1

Everbridge Announces Strong Fourth Quarter and Full Year 2019 Financial Results

Record Fourth Quarter and Full Year Revenue Each Increased 37% Year-over-Year

Burlington, Mass – February 18, 2020 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and enterprise safety software applications to help keep people safe and businesses running, today announced its financial results for the fourth quarter and full fiscal year ended December 31, 2019.

“Our strong fourth quarter, with results above our guidance ranges, capped an excellent year, with revenue growth of 37% for both the quarter and the year,” said David Meredith, Chief Executive Officer of Everbridge. “Our Critical Event Management, or CEM, solutions, in particular, had a breakout year with accelerating adoption by leading organizations, setting the stage for CEM to become an industry standard. Everbridge is better positioned than ever before to further extend our leadership position in the marketplace and we continue to penetrate this multi-billion dollar opportunity.”

Fourth Quarter 2019 Financial Highlights

•	Total revenue was $57.1 million, an increase of 37% compared to $41.8 million for the fourth quarter of 2018.

•	GAAP operating loss was $(10.2) million, compared to a GAAP operating loss of $(8.4) million for the fourth quarter of 2018.

•

Non-GAAP operating income was $3.2 million, compared to non-GAAP operating loss of $(1.4) million for the fourth quarter of 2018. Non-GAAP operating income/(loss) excludes stock-based compensation and amortization of acquired intangible assets.

•

GAAP net loss was $(13.1) million, compared to $(9.8) million for the fourth quarter of 2018. GAAP net loss per share was $(0.39), based on 33.8 million basic and diluted weighted average common shares outstanding, compared to $(0.33) for the fourth quarter of 2018, based on 29.7 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net income was $1.7 million, compared to non-GAAP net loss of $(2.8) million in the fourth quarter of 2018. Non-GAAP diluted net income per share was $0.05, based on 34.8 million diluted weighted average common shares outstanding, compared to non-GAAP net loss per share of $(0.09) for the fourth quarter of 2018, based on 29.7 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation, amortization of acquired intangible assets and loss on extinguishment of convertible notes.

•

Adjusted EBITDA was $5.6 million, compared to $0.8 million in the fourth quarter of 2018. Adjusted EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense, loss on extinguishment of convertible notes and stock-based compensation expense.

•	Cash flow from operations was an inflow of $1.5 million compared to an inflow of $4.1 million for the fourth quarter of 2018.

•

Free cash flow was an outflow of $(1.3) million compared to an inflow of $1.4 million for the fourth quarter of 2018. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Full Year 2019 Financial Highlights

•	Total revenue was $200.9 million, an increase of 37% compared to $147.1 million for 2018.

•	GAAP operating loss was $(47.2) million, compared to a GAAP operating loss of $(42.1) million for 2018.

•	Non-GAAP operating loss was $(3.3) million, compared to non-GAAP operating loss of $(10.3) million for 2018.

•

GAAP net loss was $(52.3) million, compared to $(47.5) million for 2018. GAAP net loss per share was $(1.58), based on 33.2 million basic and diluted weighted average common shares outstanding, compared to $(1.63) for 2018, based on 29.1 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(6.9) million, compared to $(15.8) million in 2018. Non-GAAP net loss per share was $(0.21), based on 33.2 million basic and diluted weighted average common shares outstanding, compared to $(0.54) for 2018, based on 29.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $5.7 million, compared to $(2.7) million in 2018.

•	Cash flow from operations was an inflow of $10.3 million compared to an inflow of $3.3 million for 2018.

•	Free cash flow was an outflow of $(2.8) million compared to an outflow of $(6.9) million for 2018.

•	Cash, cash equivalents, and short-term investments as of December 31, 2019 totaled $531.6 million, compared to $105.5 million as of December 31, 2018.

•	Total deferred revenue increased 40% from $95.6 million as of December 31, 2018 to $133.5 million as of December 31, 2019.

Recent Business Highlights

•	Ended the fourth quarter with 5,024 global enterprise customers, up from 4,422 at the end of the fourth quarter of 2018.

•

Announced that Goldman Sachs selected Everbridge Critical Event Management suite to enhance its ability to monitor operational risk, business continuity and employee safety events for its people and assets around the globe.

•

Announced Peru’s Ministry of Transportation and Communications (MTC) selected Everbridge to power the nation’s Sistema de Mensajería de Alerta Temprana de Emergencia (SISMATE), Peru’s Early Warning Emergency Messaging System, reinforcing Everbridge’s position as the global leader in population warning systems with contracts in the Americas, EMEA, and APAC regions.

•	Ranked as the leading IT alerting and incident management tool of 2019 by IT Central Station for the second year in a row, based on peer reviews from their user community.

•

Closed an offering of $450 million aggregate principal amount of 0.125% convertible senior notes due 2024 in a private placement to qualified institutional buyers, with proceeds of $437.2 million, after deducting fees and expenses; concurrently, used $44.9 million of the net proceeds to pay the cost of related capped call transactions that are expected to reduce potential dilution upon conversion of notes due 2024, and used $57.8 million of the net proceeds to repurchase $23.0 million in aggregate principal amount of Everbridge’s existing 1.50% Convertible Senior Notes due 2022.

•

Appointed Simon Paris to the Everbridge Board of Directors. Paris serves as CEO of London-based Finastra, a leading global Fintech provider of financial solutions and one of the largest software companies in Europe.

•	Continued to build reputation as an employer of choice with recognition from multiple publications as a top place to work and growth company of the year.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the first quarter and full year 2020 as indicated below.

	First Quarter 2020			Full Year 2020
Total Revenue	$57.5	to	$57.9	$260.3	to	$262.3
GAAP net loss	$(28.5)		$(28.1)	$(89.1)		$(88.1)
GAAP net loss per share	$(0.84)		$(0.83)	$(2.61)		$(2.58)
Non-GAAP net loss	$(13.3)		$(12.9)	$(26.5)		$(25.5)
Non-GAAP net loss per share:
Basic	$(0.39)		$(0.38)	$(0.77)		$(0.75)
Diluted	$(0.39)		$(0.38)	$(0.77)		$(0.75)
Weighted average shares outstanding:
Basic	34.0		34.0	34.2		34.2
Diluted	34.0		34.0	34.2		34.2
Adjusted EBITDA	$(5.9)		$(5.5)	$6.0		$7.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Fourth Quarter and Full Year 2019 Financial Results Conference Call
When:	Tuesday, February 18, 2020
Time:	4:30 p.m. ET
Live Call:	(866) 439-5043, domestic (409) 220-9843, international
Replay:	(855) 859-2056, passcode 2985742, domestic (404) 537-3406, passcode 2985742, international
Webcast (live & replay):	https://edge.media-server.com/mmc/p/7bdzt8ba

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 5,000 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 3.5 billion messages in 2019 and offers the ability to reach 500 million people in more than 200 countries and territories including the entire mobile populations on a country-wide scale in Australia, Greece, Iceland, the Netherlands, Peru, Singapore, Sweden, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Crisis Commander®, Community Engagement™ and Secure Messaging. Everbridge serves 8 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, 46 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 7 of the 10 largest global automakers, all 4 of the largest global accounting firms, 9 of the 10 largest U.S.-based health care providers, and 6 of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Washington, D.C., Beijing, Bangalore, Kolkata, London, Munich, Oslo, Singapore, Stockholm, and Tilburg. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the first quarter of 2020 and the full fiscal year 2020. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2019	2018
Current assets:
Cash and cash equivalents	$531,575	$59,978
Restricted cash	4,737	90
Short-term investments	—	45,541
Accounts receivable, net	68,642	41,107
Prepaid expenses	6,675	4,890
Deferred costs and other current assets	13,501	10,909

Total current assets	625,130	162,515
Property and equipment, net	6,284	4,650
Capitalized software development costs, net	14,287	12,893
Goodwill	91,421	48,382
Intangible assets, net	67,100	23,197
Restricted cash	3,350	—
Prepaid expenses	2,009	—
Deferred costs and other assets	27,715	10,543

Total assets	$837,296	$262,180

Current liabilities:
Accounts payable	$7,808	$2,719
Accrued payroll and employee related liabilities	22,248	17,108
Accrued expenses	4,496	5,565
Deferred revenue	129,995	92,738
Note payable	—	427
Other current liabilities	4,819	1,490

Total current liabilities	169,366	120,047
Long-term liabilities:
Deferred revenue, noncurrent	3,471	2,898
Convertible senior notes	430,282	94,097
Deferred tax liabilities	2,002	1,032
Other long term liabilities	11,863	1,948

Total liabilities	616,984	220,022

Stockholders’ equity:
Common stock	34	30
Additional paid-in capital	425,945	194,866
Accumulated deficit	(199,920)	(147,670)
Accumulated other comprehensive loss	(5,747)	(5,068)

Total stockholders’ equity	220,312	42,158

Total liabilities and stockholders’ equity	$837,296	$262,180

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Revenue	$57,111	$41,828	$200,882	$147,094
Cost of revenue	18,361	13,322	63,535	46,810

Gross profit	38,750	28,506	137,347	100,284
	67.85%	68.15%	68.37%	68.18%
Operating expenses:
Sales and marketing	23,742	18,305	87,731	69,608
Research and development	12,860	10,757	50,024	41,305
General and administrative	12,363	7,853	46,820	31,462

Total operating expenses	48,965	36,915	184,575	142,375

Operating loss	(10,215)	(8,409)	(47,228)	(42,091)
Other income (expense), net:
Interest and investment income	958	526	4,499	1,842
Interest expense	(2,492)	(1,610)	(7,478)	(6,346)
Loss on extinguishment of convertible notes	(1,406)	—	(1,406)	—
Other expense, net	(83)	113	(212)	(124)

Total other income (expense), net	(3,023)	(971)	(4,597)	(4,628)

Loss before income taxes	(13,238)	(9,380)	(51,825)	(46,719)
Income taxes, net	106	(425)	(425)	(796)

Net loss	$(13,132)	$(9,805)	$(52,250)	$(47,515)

Net loss per share attributable to common stockholders:
Basic	$(0.39)	$(0.33)	$(1.58)	$(1.63)
Diluted	$(0.39)	$(0.33)	$(1.58)	$(1.63)
Weighted-average common shares outstanding:
Basic	33,813,978	29,667,995	33,161,656	29,107,267
Diluted	33,813,978	29,667,995	33,161,656	29,107,267
Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	1,077	(2,718)	(679)	(5,288)

Total comprehensive loss	$(12,055)	$(12,523)	$(52,929)	$(52,803)

Stock-based compensation expense included in the above:

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Cost of revenue	$610	$429	$1,966	$2,306
Sales and marketing	2,645	2,135	9,983	9,282
Research and development	2,260	1,500	7,820	7,106
General and administrative	3,880	1,504	13,720	7,131

Total stock-based compensation	$9,395	$5,568	$33,489	$25,825

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(13,132)	$(9,805)	$(52,250)	$(47,515)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,479	3,521	19,671	13,693
Amortization of deferred costs	2,496	1,544	7,982	5,472
Accretion of interest on convertible senior notes	2,044	1,181	5,711	4,616
Loss on extinguishment of convertible notes	1,406	—	1,406	—
Provision for doubtful accounts and sales reserve	19	94	661	252
Change in fair value of contingent consideration	(550)	—	(550)	(250)
Stock-based compensation	9,395	5,582	33,489	25,589
Other non-cash adjustments	(85)	(166)	(132)	(261)
Changes in operating assets and liabilities:
Accounts receivable	(17,153)	(4,147)	(25,558)	(2,623)
Prepaid expenses	1,663	487	(3,481)	(1,952)
Deferred costs	(6,855)	(1,294)	(15,293)	(8,285)
Other assets	834	(2,430)	1,758	(4,014)
Accounts payable	(2,006)	(1,150)	5,312	(1,263)
Accrued payroll and employee related liabilities	2,574	2,577	4,548	4,686
Accrued expenses	(1,012)	919	(1,308)	298
Deferred revenue	17,331	5,927	29,704	13,164
Other liabilities	(1,985)	1,231	(1,353)	1,688

Net cash provided by operating activities	1,463	4,071	10,317	3,295

Cash flows from investing activities:
Capital expenditures	(852)	(866)	(5,269)	(1,721)
Proceeds from landlord reimbursement	—	—	1,143	—
Payment for acquisition of business, net of acquired cash	—	—	(58,419)	(35,857)
Purchase of short-term investments	—	(29,495)	(1,975)	(87,204)
Maturities of short-term investments	—	11,000	47,765	85,069
Additions to intangibles	—	(17)	—	(201)
Additions to capitalized software development costs	(1,952)	(1,777)	(7,819)	(8,499)

Net cash used in investing activities	(2,804)	(21,155)	(24,574)	(48,413)

Cash flows from financing activities:
Restricted stock units withheld to settle employee tax withholding liability	(71)	(4)	(4,602)	(7,925)
Proceeds from public offering, net of costs	—	(276)	139,110	(276)
Proceeds from issuance of convertible notes	450,000	—	450,000	—
Payments of debt issuance costs	(12,686)	—	(12,686)	(84)
Purchase of convertible note capped call hedge	(44,910)	—	(44,910)	—
Repurchase of convertible notes	(57,791)	—	(57,791)	—
Proceeds from termination of convertible notes capped call hedge	5,780	—	5,780	—
Payment of contingent consideration	—	—	—	(431)
Proceeds from employee stock purchase plan	—	65	2,337	1,823
Proceeds from stock option exercises	1,589	1,329	17,411	10,150
Other	—	(38)	(548)	(158)

Net cash provided by financing activities	341,911	1,076	494,101	3,099

Effect of exchange rates on cash, cash equivalents and restricted cash	(23)	(218)	(250)	(964)

Net increase (decrease) in cash, cash equivalents and restricted cash	340,547	(16,226)	479,594	(42,983)
Cash, cash equivalents and restricted cash—beginning of period	199,115	76,294	60,068	103,051

Cash, cash equivalents and restricted cash—end of period	$539,662	$60,068	$539,662	$60,068

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Cost of revenue	$18,361	$13,322	$63,535	$46,810
Amortization of acquired intangibles	(784)	(246)	(2,114)	(1,268)
Stock-based compensation	(610)	(429)	(1,966)	(2,306)

Non-GAAP cost of revenue	$16,967	$12,647	$59,455	$43,236
Gross profit	$38,750	$28,506	$137,347	$100,284
Amortization of acquired intangibles	784	246	2,114	1,268
Stock-based compensation	610	429	1,966	2,306

Non-GAAP gross profit	$40,144	$29,181	$141,427	$103,858
Non-GAAP gross margin	70.29%	69.76%	70.40%	70.61%
Sales and marketing	$23,742	$18,305	$87,731	$69,608
Stock-based compensation	(2,645)	(2,135)	(9,983)	(9,282)

Non-GAAP sales and marketing	$21,097	$16,170	$77,748	$60,326
Research and development	$12,860	$10,757	$50,024	$41,305
Stock-based compensation	(2,260)	(1,500)	(7,820)	(7,106)

Non-GAAP research and development	$10,600	$9,257	$42,204	$34,199
General and administrative	$12,363	$7,853	$46,820	$31,462
Amortization of acquired intangibles	(3,219)	(1,206)	(8,301)	(4,667)
Stock-based compensation	(3,880)	(1,504)	(13,720)	(7,131)

Non-GAAP general and administrative	$5,264	$5,143	$24,799	$19,664
Total operating expenses	$48,965	$36,915	$184,575	$142,375
Amortization of acquired intangibles	(3,219)	(1,206)	(8,301)	(4,667)
Stock-based compensation	(8,785)	(5,139)	(31,523)	(23,519)

Non-GAAP operating expenses	$36,961	$30,570	$144,751	$114,189
Operating loss	$(10,215)	$(8,409)	$(47,228)	$(42,091)
Amortization of acquired intangibles	4,003	1,452	10,415	5,935
Stock-based compensation	9,395	5,568	33,489	25,825

Non-GAAP operating income (loss)	$3,183	$(1,389)	$(3,324)	$(10,331)
Net loss	$(13,132)	$(9,805)	$(52,250)	$(47,515)
Amortization of acquired intangibles	4,003	1,452	10,415	5,935
Stock-based compensation	9,395	5,568	33,489	25,825
Loss on extinguishment of convertible notes	1,406	—	1,406	—

Non-GAAP net income (loss)	$1,672	$(2,785)	$(6,940)	$(15,755)

Non-GAAP net income (loss) per share:
Basic	$0.05	$(0.09)	$(0.21)	$(0.54)
Diluted	$0.05	$(0.09)	$(0.21)	$(0.54)
Weighted-average common shares outstanding:
Basic	33,813,978	29,667,995	33,161,656	29,107,267
Diluted	34,815,689	29,667,995	33,161,656	29,107,267
Net loss	$(13,132)	$(9,805)	$(52,250)	$(47,515)
Interest and investment (income) expense, net	1,534	1,084	2,979	4,504
Income taxes, net	(106)	425	425	796
Depreciation and amortization	6,479	3,521	19,671	13,693

EBITDA	(5,225)	(4,775)	(29,175)	(28,522)
Loss on extinguishment of debt	1,406	—	1,406	—
Stock-based compensation	9,395	5,568	33,489	25,825

Adjusted EBITDA	$5,576	$793	$5,720	$(2,697)

Net cash provided by operating activities	$1,463	$4,071	$10,317	$3,295
Capital expenditures	(852)	(866)	(5,269)	(1,721)
Additions to capitalized software development costs	(1,952)	(1,777)	(7,819)	(8,499)

Free cash flow	$(1,341)	$1,428	$(2,771)	$(6,925)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

Business outlook:

	Three months ended March 31, 2020		Year ended December 31, 2020
	Low end	High end	Low end	High end
Net loss	$(28.5)	$(28.1)	$(89.1)	$(88.1)
Amortization of acquired intangibles	4.2	4.2	15.2	15.2
Stock-based compensation	11.0	11.0	47.4	47.4

Non-GAAP net loss	$(13.3)	$(12.9)	$(26.5)	$(25.5)

Weighted average common shares outstanding, basic and diluted	34,000,000	34,000,000	34,200,000	34,200,000
Net loss per share	$(0.84)	$(0.83)	$(2.61)	$(2.58)
Non-GAAP net loss per share	$(0.39)	$(0.38)	$(0.77)	$(0.75)

Net loss	$(28.5)	$(28.1)	$(89.1)	$(88.1)
Interest (income) expense, net	4.5	4.5	19.4	19.4
Income taxes, net	0.2	0.2	0.7	0.7
Depreciation and amortization	6.9	6.9	27.6	27.6

EBITDA	(16.9)	(16.5)	(41.4)	(40.4)
Stock-based compensation	11.0	11.0	47.4	47.4

Adjusted EBITDA	$(5.9)	$(5.5)	$6.0	$7.0